Exhibit 10.14.1

                                OPTION AGREEMENT

                           GRAFTECH INTERNATIONAL LTD.
                    1996 MID-MANAGEMENT EQUITY INCENTIVE PLAN

                  Option Agreement made as of the ___ day of _______, ____ between GRAFTECH INTERNATIONAL LTD., a Delaware corporation ("GrafTech"), and ____________________ ("Employee"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the GrafTech International Ltd. 1996 Mid-Management Equity Incentive Plan (the "Plan").


                  GrafTech hereby grants to Employee Options to purchase up to an aggregate of ______ shares of Common Stock at a purchase price of $_____ per share pursuant to the Plan upon the following terms and conditions:


                  1. The Options shall be exercisable only after the vesting in accordance with the schedule set forth in Section 2 below. During Employee's lifetime, the Options are exercisable only by Employee. The Options are exercisable only while the Employee is in active employment with the Company, except: (a) in the case of Employee's death, Retirement or Disability; (b) during a three-year period commencing on the date of Employee's termination of employment by the Company other than for cause; (c) during a three-year period commencing on the date of termination of employment, by Employee or the Company, after a Change in Control, unless such termination of employment is for cause; or (d) as otherwise permitted by the Chief Executive Officer in accordance with the Plan. The Options expire and cannot be exercised after ______________.


                  2. The Options shall vest while (but only while) Employee is in active employment with the Company upon the earliest to occur (i) a Change in Control; (ii) _____________, ____; or (iii) the following events:




                                                   THE OPTIONS SHALL VEST AND BECOME
  WHEN CLOSING PRICE OF THE COMMON STOCK             EXERCISABLE AS TO THE FOLLOWING
 EQUALS OR EXCEEDS THE PRICE SET FORTH BELOW      PERCENTAGE OF THE AGGREGATE NUMBER OF
     FOR 20 CONSECUTIVE TRADING DAYS                 SHARES COVERED BY THE OPTIONS

                  $--                                               --%
                  $--                                               --%
                  $--                                               --%




                  3. The Options are not assignable, saleable or otherwise transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder) unless otherwise permitted by the Chief Executive Officer in accordance with the Plan.

                  4. If the Options have become exercisable, in whole or in part, the Options or such part thereof may be exercised, in whole or in part, by giving written notice to that effect to GrafTech (Attention: Corporate Secretary) in such form as may be prescribed from time to time by the Chief Executive Officer. The Option Price for the shares of Common Stock as to which the Options are exercised together with applicable withholding and other taxes, fees and charges shall be paid on the date of exercise in cash, in whole shares of Common Stock to be issued to Employee upon such exercise or owned by Employee prior such exercise, or in a combination of cash and such shares. The value of any share of Common Stock delivered or applied for such payment shall be the Market Price on such date of exercise.


                  5. Upon the exercise of the Options, in whole or in part, GrafTech will promptly issue and deliver to Employee the number of shares of Common Stock with respect to which Options were exercised, less (as the case may require) the number of such shares applied to pay the Option Price and applicable withholding and other taxes, fees and charges.


                  6. If the Options are exercised after the death of Employee, then GrafTech shall have the right, in lieu of issuing and delivering shares of Common Stock, of returning the Option Price to the executor, administrator or distributee of Employee, as the case may be, and paying to such person the amount by which the Market Price on the date of exercise exceeds the Option Price with respect to the number of shares for which Options were exercised.


                  7. The Options have been awarded pursuant to the Plan and are subject to all of the terms and conditions of the Plan, receipt of a copy of which Employee acknowledges.


                  8. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to stockholders, the Chief Executive Officer shall make such equitable adjustments in the number of shares subject to the Options and the Option Price as the Chief Executive Officer determines are necessary and appropriate. Any such adjustment shall be conclusive and binding on Employee.


                  9. This Agreement shall be interpreted and construed in accordance with the laws of the State of Connecticut.


                  IN WITNESS WHEREOF, the parties have executed and delivered this Option Agreement as of the day and year first hereinabove written.

                                             GRAFTECH INTERNATIONAL LTD.


________________________________             By: ____________________________
[Signature of Employee]                           [Name]
                                                  [Title]



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